Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Forms S-8 (333-286451, 333-48402, 333-130396, 333-135863, and 333-217283) of Lakeland Financial Corporation of our report dated February 25, 2026 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Lakeland Financial Corporation for the year December 31, 2025.

/s/ Crowe LLP
Crowe LLP
Indianapolis, Indiana
February 25, 2026